Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JELD-WEN Holding, Inc. and its subsidiaries of our report dated February 22, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the JELD-WEN Holding, Inc. Annual Report on Form 10-K for the year ended December 31, 2021. /s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Charlotte, North Carolina August 1, 2022